FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) – October 15, 2003

CB BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Hawaii	99-0197163
(State of Incorporation)	(IRS Employer Identification No.)

201 Merchant Street, Honolulu, Hawaii 96813
(Address of principal executive offices)

(808) 535-2500
(Registrant’s Telephone Number)

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Earnings press release issued October 15, 2003

Item 12. Disclosure of Results of Operations and Financial Condition

On October 15, 2003, CB Bancshares, Inc. issued a press release announcing the Company’s results of operations for the third quarter ended September 30, 2003.

The earnings release includes non-GAAP financial measures, which excludes the effect of expenses associated with the unsolicited hostile takeover proposal announced by Central Pacific Financial Corp. on April 17, 2003. The earnings release also presents the calculation of the efficiency ratio, which excludes the unsolicited hostile takeover proposal expenses and amortization of intangibles.

Management uses these non-GAAP financial measures because they provide meaningful information regarding the Company’s operating performance and facilitate management’s comparisons to the Company’s historical operating results. The Company believes that these non-GAAP financial measures can also be useful to investors in facilitating comparisons to the Company’s historical operating results.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: October 21, 2003	CB Bancshares, Inc.

	By:	/s/ Dean K. Hirata

Dean K. Hirata
Senior Vice President and Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings press release issued October 15, 2003